UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

CLEAN WIND ENERGY TOWER, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53035	82-6008752
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

1997 Annapolis Exchange Pkwy., Suite 300
Annapolis, Maryland  21401
 (Address of principal executive offices)

(410) 972-4713      end_of_the_skype_highlighting
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York  11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.07    Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders (the "Annual Meeting") of Clean Wind Energy Tower, Inc. (the "Company") held on December 16, 2011, the Company's shareholders approved the following matters:

(1)  Proposal to elect the five individuals nominated by the Board of Directors to serve as directors for a one year term and until their successors are duly elected and qualified. The results of the voting on this proposal were as follows:

	For	Against	Abstain	Broker Non Votes
Ronald W. Pickett	173,203,058	4,300	0	0
H. James Magnuson	173,203,058	4,300	0	0
Robert P. Crabb	173,203,058	4,300	0	0
Arthur P. Dammarell	173,203,058	4,300	0	0
Stephen L. Sadle	173,203,058	4,300	0	0

(2)  Proposal to ratify the appointment of RBSM LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011. The results of the voting on this proposal are as follows:

For	Against	Abstain	Broker Non Votes
167,202,058	6,001,300	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN WIND ENERGY TOWER, INC.

Date: December 23, 2011	By:	/s/ Ronald W. Pickett
Name: Ronald W. Pickett
Title: CEO, President and Chairman